SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Innovation Way Mason, OH	45040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the AtriCure, Inc. (the “Company”) Annual Meeting of Stockholders which was held on May 25, 2016 the stockholders of the Company approved the AtriCure, Inc. Second Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”) and its performance measures for purposes of Section 162(m) of the Internal Revenue Code. The 2014 Plan was previously approved by the Board of Directors subject to stockholder approval. The 2014 Plan was amended to increase the number of shares of common stock available for issuance under it from 1,300,000 to 1,750,000.

The objectives of the 2014 Plan are to provide long-term incentives to those persons with responsibility for the success and growth of the Company, to align the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating employees, directors and consultants on a competitive basis and to link compensation to performance. The 2014 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2014 Plan permits the grant of stock options, stock appreciation rights, restricted share awards, restricted share units and unrestricted share awards. The 2014 Plan does not permit the re-pricing of options or stock appreciation rights without the approval of stockholders and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the 2014 Plan, except for certain adjustments resulting from stock splits and other specified events.

The foregoing summary of the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Plan filed as an exhibit to this report.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The stockholders of the Company voted on five items at the Annual Meeting of Stockholders held on May 25, 2016:

1.	The election of nine directors to serve one-year terms expiring at the 2017 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
2.	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016;
3.	An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement;
4.	The approval and adoption of an amendment to AtriCure’s Certificate of Incorporation to eliminate restrictions on removal of directors; and
5.

The approval of an amendment to the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 450,000 shares and re-approval of its performance measures for purposes of Section 162(m) of the Internal Revenue Code.

The nominees for director were elected based upon the following votes:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael H. Carrel	23,340,783	44,844	3,036,639
Mark A. Collar	23,223,216	162,411	3,036,639
Scott W. Drake	23,341,151	44,476	3,036,639
Michael D. Hooven	23,338,883	46,744	3,036,639
Richard M. Johnston	23,140,149	245,478	3,036,639
Elizabeth D. Krell, Ph.D.	23,225,758	159,869	3,036,639
Mark R. Lanning, C.P.A.	23,223,216	162,411	3,036,639
Karen P. Robards	23,266,326	119,301	3,036,639
Robert S. White	22,914,797	470,830	3,036,639

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 received the following votes:

For:	26,309,862
Against:	112,404
Abstain:	0
Broker Non-Votes:	0

The advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement received the following votes:

For:	22,180,510
Against:	731,662
Abstain:	473,455
Broker Non-Votes:	3,036,639

The approval and adoption of an amendment to AtriCure’s Certificate of Incorporation to eliminate restrictions on removal of directors received the following votes:

For:	23,349,989
Against:	34,844
Abstain:	794
Broker Non-Votes:	3,036,639

The approval of an amendment to the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 450,000 shares and re-approval of its performance measures for purposes of Section 162(m) of the Internal Revenue Code received the following votes:

For:	21,744,104
Against:	1,637,267
Abstain:	4,256
Broker Non-Votes:	3,036,639

Item 9.01      Financial Statements and Exhibits.

(d)Exhibits

No.Description

3.1Amendment to the AtriCure, Inc. Certificate of Incorporation

10.1AtriCure, Inc. Second Amended and Restated 2014 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	May 27, 2016	By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer